UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 7, 2008

LIBERTY GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard Englewood CO 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 220-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. REGULATION FD DISCLOSURE

On January 7, 2008, Liberty Global, Inc. (LGI) issued a press release announcing the authorization of a new stock repurchase program.  The full text of that release, attached hereto as Exhibit 99.1, is incorporated herein by reference.

The press release attached hereto as Exhibit 99.1 is being furnished to the SEC under Item 7.01 "Regulation FD Disclosure" of Form 8-K. The information furnished pursuant to this Form 8-K (including the exhibit hereto) shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of LGI's filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless LGI expressly states in such filing that such information is to be considered "filed" or incorporated by reference therein.

Item 8.01. OTHER EVENTS

As previously reported in our most recent Annual Report on Form 10-K/A, our wholly owned subsidiaries, LGI International, Inc.  (formerly Liberty Media International, Inc.) (LMI) and United GlobalCom, Inc. (UGC), together with the former directors of UGC, are defendants in a consolidated action in the Delaware Court of Chancery purportedly on behalf of UGC’s public stockholders, relating to the 2005 combination of LMI and UGC under our company.  On January 7, 2008, the Delaware Chancery Court was formally advised that the parties have reached a binding agreement, subject to the Court’s approval, to settle the consolidated action for total consideration of $25 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2008

LIBERTY GLOBAL, INC.

By:	/s/ Randy L. Lazzell
	Name:	Randy L. Lazzell
	Title:	Vice President